Exhibit 99.5

SPECIAL MEETING OF STOCKHOLDERS OF

PALOMAR MEDICAL TECHNOLOGIES, INC.

June 24, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

■ 00033030000000001000 7	062413

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
		1. TO ADOPT THE MERGER AGREEMENT	☐	☐	☐
		2. TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO PALOMAR’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER	☐	☐	☐
		3. TO ADJOURN THE PALOMAR SPECIAL MEETING	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ABOVE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” PROPOSALS 1, 2 AND 3.

		Mark here if you plan to attend the meeting.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

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PALOMAR MEDICAL TECHNOLOGIES, INC.

Proxy for Special Meeting of Stockholders on June 24, 2013

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph P. Caruso, Paul S. Weiner and Patricia A. Davis, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Palomar Medical Technologies, Inc., to be held June 24, 2013 at 9:00 a.m. at the offices of WilmerHale, 60 State Street, Boston, MA 02109, and at any adjournments or postponements thereof, as follows:

PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND

RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

¢	14475 ¢